EXHIBIT 10.26

                GUARANTY AND SURETYSHIP AGREEMENT

This Guaranty and Suretyship Agreement (this "Agreement" or the "Guaranty") is made as of the 17th day of June, 2004 by William F. Wright ("Guarantor") in favor of AMCON Distributing Company, Inc., a Delaware corporation ("AMCON"). Capitalized terms not elsewhere defined herein shall have the meanings set forth in that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of April 24, 2004, as amended among AMCON, TSL Acquisition Corp, a Delaware corporation and a wholly-owned subsidiary of AMCON (the "Sub").

                           RECITALS

A. The Sub has purchased substantially all of the assets of Trinity pursuant to the terms of the Asset Purchase Agreement;

B. In connection with the transactions contemplated by the Asset Purchase Agreement, the Sub has issued to Trinity (a) a Promissory
Note in the original principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000) (the "Three Year Note"); (b) a Promissory Note in the original principal amount of TWO MILLION EIGHT HUNDRED TWENTY-EIGHT THOUSAND FOUR HUNDRED FORTY AND 00/100 DOLLARS ($2,828,440.00) (the "Ten Year Note"); and (c) pursuant to Section 11.1 of the Asset Purchase Agreement, certain royalty payment obligations with respect to the sale of water after the date hereof (the "Water Royalty");

C. As a condition to Trinity's obligation to enter into the Asset Purchase Agreement and perform its obligations thereunder, AMCON entered into a Guaranty and Suretyship Agreement (the "AMCON Guaranty") to guaranty the Sub's payment obligations under the Three Year Note, the Ten Year Note and the Water Royalty, subject to certain limitations set forth therein;

D. AMCON and LaSalle Bank National Association (in its individual capacity, "LaSalle"), a national banking association for itself, as a Lender, and as Agent ("Agent"), for all lenders that are now or hereafter parties to the Loan Agreement (as defined below) (the "Lenders"), Gold Bank, a Kansas state bank ("Gold Bank"), as a Lender, have entered into that certain Loan and Security Agreement dated June 1, 2001 as amended from time to time (the "Loan Agreement");

E. As partial inducement for the Agent to consent to the transactions contemplated by the Asset Purchase Agreement in order to avoid a default under the Loan Agreement, Guarantor has entered into this Agreement to guaranty any and all indebtedness of AMCON to Trinity under the AMCON Guaranty, subject to certain limitations set forth therein and herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:


                            AGREEMENT

1. Definitions. Capitalized terms used in this Agreement, unless otherwise defined in this Agreement, shall have the meanings ascribed to them in the Asset Purchase Agreement.

2. Representations and Warranties. Guarantor hereby represents and warrants to AMCON as follows:

    (i) The execution and delivery by Guarantor of this Agreement and the performance by Guarantor of its obligations hereunder do not and will not contravene or conflict with any law, regulation or rule, any license, agreement, or instrument to which Guarantor is a party or by which Guarantor or any of Guarantor's property may be bound or affected, or any judgment, order or decree of any court of any federal, state, or local commission, board, or other administrative agency by which Guarantor or any of Guarantor's property may be bound or affected.

    (ii) This Agreement is the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

3. Guaranty. Guarantor absolutely, irrevocably and unconditionally guaranties the prompt payment when due of (i) all amounts that AMCON is legally required to pay and pays to Trinity under the Three Year Note, the Ten Year Note and the Water Royalty (each in accordance with their respective terms), including, without limitation, costs and expenses of collection, which shall include reasonable attorneys fees and paralegals' fees and all court costs, plus (ii) interest on the amount of any such payment computed at the highest rate provided in the Loan Agreement; provided that, Guarantor's total payment obligations with respect to its guaranty of the Water Royalty shall in no event exceed $5,000,000 in the aggregate (collectively referred to herein as the "Obligations"). Notwithstanding anything to the contrary contained herein, to satisfy the Obligations when due, AMCON shall be entitled to make a claim against all or any portion of the assets of Guarantor. Guarantor further agrees that:

  (a) This Guaranty is in all respects continuing, absolute, and unconditional.

  (b) This Guaranty is a guaranty of both performance and payment when due, and not of collection.

  (c) AMCON may, from time to time, at AMCON's sole discretion and without notice to Guarantor, take any or all of the following actions:

    (i) Accept a security interest in any property to secure payment of any or all of the Obligations;

    (ii) Obtain the primary or secondary obligation of any third party in addition to the Guarantor with respect to any or all of the Obligations;

    (iii) Release, compromise, extend, alter, or modify any of the Obligations or any obligation of any nature of any other obligor with respect to any of the Obligations;

    (iv) Release, compromise, or extend any obligation of Guarantor hereunder;

    (v) Release any security interest in, or surrender, release, or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, or release, compromise, extend, alter, or modify any obligation of any nature of any obligor with respect to any such property; and

    (vi) resort to or proceed against Guarantor for performance or payment of any of the Obligations whether or not Trinity shall have proceeded against Sub or any other obligor primarily or secondarily obligated with respect to any of the Obligations, shall have resorted to any property securing any of the Obligations or any obligation hereunder, or shall have pursued any other remedy.

  (d) As between AMCON and the Guarantor, any amounts received by Trinity from whatever source on account of any Obligation (arising by whatever means) shall be applied by AMCON toward the payment of any Obligation then due and payable, in the following order:

    (i) To Obligations that have matured; provided that if the payment is insufficient to pay all Obligations that have matured, pro rata between the matured Obligations according to the relative principal amounts due thereunder; and

    (ii) If no Obligations are matured and unpaid, then pro rata between the unmatured Obligations according to the relative principal amounts due thereunder.

Notwithstanding any performance or payments made by or for the account of Guarantor pursuant to this Guaranty, Guarantor will not be subrogated to any rights of AMCON until such time as AMCON shall have received performance and payment in full of all of the Obligations and performance of all obligations of the Guarantor hereunder. Without limiting the generality of the foregoing, if Trinity is required at any time to return all or part of any payment applied by Trinity to the payment of the Obligations or any costs or expenses covered by this Guaranty, whether by virtue of the insolvency, bankruptcy, or reorganization of AMCON or otherwise, the Obligations to which the returned payment was applied shall be deemed to have continued in existence and this Guaranty shall continue to be effective or to be reinstated, as the case may be, as to such Obligations, as though such payment had not been received and such application by Trinity had not been made.
  (e)  Guarantor waives:

    (i)   Notice of the acceptance by AMCON of this Guaranty;

    (ii) Notice of the existence, creation, release, compromise, extension, alteration, modification, non-performance, or non-payment of any or all of the Obligations;

    (iii) Presentment, demand, notice of dishonor, protest, and all other notices whatsoever; and

    (iv) All diligence in collection of or realization upon any payments on, or assurance of performance of, any of the Obligations or any obligation hereunder, or in collection on, realization upon, or protection of any security for, or guaranty of, any of the Obligations or any obligation hereunder.

  (f) As between the Guarantor and AMCON, AMCON may assign or otherwise transfer the right to receive performance of or payment upon any of the Obligations to any third party.

4. Occurrence of Default. Notwithstanding anything in this Agreement to the contrary, AMCON will not make any demand for payment or performance hereunder against Guarantor and Guarantor shall not be obligated to pay or perform any obligation hereunder unless (i) an "Event of Default" has occurred under the Three Year Note and/or the Ten Year Note, or (ii) a "Water Royalty Payment Default" has occurred. For this purpose, a "Water Royalty Payment Default" shall occur if Sub shall fail to pay any installment when due of the Water Royalty pursuant to Section 11.1 of the Asset Purchase Agreement, and such failure shall continue for a period of five (5) days after Trinity provides written notice of such failure to Sub; provided, however, that in the event any amount of the Water Royalty is subject to any bona fide dispute, a Water Royalty Payment Default shall not occur unless Sub fails to pay the amount of the Water Royalty that is not in dispute when originally due (and such failure is not cured within five
(5) days after Trinity provides written notice of such failure to Sub) or fails to pay the disputed amount finally adjudicated to be due by a court of competent jurisdiction from which no further appeal may be effected, and such payment is not made within twenty (20) days after the judgment of such court becomes final and no longer subject to appeal.

5. Notices. All notices and communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by messenger, by overnight delivery service, or by facsimile (receipt confirmed), or mailed by first class certified mail, return receipt requested; if to the Guarantor, at: P.O. Box 9525, Rancho Santa Fe, CA 92067, and if to AMCON, at: Michael D. James, Chief Financial Officer, 7405 Irvington Road, Omaha, NE 68122; or in each case to such other address respectively as the party shall have specified by notice to the other.

6. Integration, Assignment, Modification, Payment of Expenses and Construction. This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements between the Guarantor and AMCON with respect to the subject matter herein. This Guaranty may not be assigned by Guarantor without the prior written consent of AMCON, which may be withheld for any reason whatsoever. Subject to the foregoing, this Guaranty will inure to the benefit of AMCON, and be binding upon Guarantor, and its successors and assigns. This Guaranty may be amended or modified only by a writing signed by Guarantor and AMCON, which amendment must be consented to by the Agent. The Guarantor shall pay all of AMCON's costs and expenses (including, without limitation, costs and expenses of litigation and reasonable attorneys' fees and paralegals' fees) in enforcing or endeavoring to realize upon this Guaranty which is not paid when due. The unenforceability or invalidity of any provision of this Guaranty shall not affect the validity of the remainder of this Guaranty.

7. Waiver. The failure of AMCON to insist upon strict performance of any of the terms, conditions, agreements, or covenants in this Guaranty in any one or more instances shall not be deemed to be a waiver by AMCON of its rights to enforce thereafter any of such terms, conditions, agreements, or covenants. Any waiver by AMCON of any of the terms, conditions, agreements, or covenants in this Guaranty must be in writing signed by AMCON.

8. Applicable Law. This Guaranty will be governed by, and construed and interpreted in accordance with, the laws of state of Nebraska.

9. Section Headings. The section headings used in this Guaranty are for the convenience of AMCON and the Guarantor only and shall not affect the construction or interpretation of the provisions of this Guaranty.


Guarantor has executed this Guaranty as of the date set forth above.


By: /s/ William F. Wright